EXHIBIT 23.3


                          INDEPENDENT AUDITOR'S CONSENT




The Board of Directors:


     We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8, filed on October 1, 2004, of our report dated August 4, 2003, relating to the financial statements of Unicorp, Inc. appearing in the Form 10-KSB for the year ended December 31, 2002.



Malone & Bailey, PLLC

Houston, Texas
September 30, 2004


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